Exhibit 99.1
                                                                    ------------



                       COUNTRYWIDE HOME LOANS SERVICING LP


                              OFFICERS' CERTIFICATE
                     ANNUAL STATEMENT OF THE MASTER SERVICER


                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2005-14
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-14


      The undersigned do hereby certify that they are each an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (a "Master Servicer"), and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

(ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Craig Baingo                                       Dated: March 27, 2006
----------------

CRAIG BAINGO
EXECUTIVE VICE PRESIDENT



/s/ Kevin Meyers                                       Dated: March 27, 2006
----------------

KEVIN MEYERS
MANAGING DIRECTOR, CHIEF FINANCIAL
OFFICER, LOAN ADMINISTRATION